UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2005

Longs Drug Stores Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-8978	68-0048627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 North Civic Drive, Walnut Creek, California	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 937-1170

Inapplicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. Payment of Fiscal 2005 Bonuses to Executive Officers

Under the 2003 Executive Incentive Plan (the “Plan”) of Longs Drug Stores Corporation (the “Company”), bonus amounts for the Company’s Fiscal Year 2005 may be paid to executive officers, including the named executive officers whose compensation will be disclosed in the Company’s Proxy Statement for its 2005 Annual Meeting of Stockholders, based upon the achievement of performance goals set by the Company’s Compensation Committee in April 2004. On February 28, 2005, at a regularly scheduled meeting, the Company’s Compensation Committee certified the achievement of certain performance goals for the Company’s Fiscal Year 2005 and approved the following bonus payments under the Plan to the Company’s named executive officers: Warren F. Bryant - $644,328; Richard W. Dreiling - $287,664; Bruce E. Schwallie - $179,790; Steven F. McCann - $176,102; and Michael M. Laddon - $115,066.

2. Approval of Performance-Based Restricted Stock Grants

On February 28, 2005, at a regularly scheduled meeting, the Company’s Compensation Committee approved a Performance-Based Restricted Stock Grant program for executive officers. This program provides the Company’s executive officers with the opportunity to receive restricted stock grants based on the achievement of certain annual earnings per share goals for the Company’s Fiscal Year 2006. The performance-based restricted stock grant target for each executive officer is set forth in the table below, but actual Company shares awarded at the end of the performance period may be more or less than the targets and will vary according to actual earnings per share performance for Fiscal Year 2006. If any awards are earned, participants will vest in accordance with the following schedule: one-quarter of the total shares earned shall vest on January 26, 2006, an additional one-quarter of the total shares earned shall vest on January 26, 2007, and the remaining one-half of the total shares earned shall vest on January 26, 2008. Any shares awarded will be issued pursuant to the Company’s 1995 Long-Term Incentive Plan.

Name	Position	Performance Based Restricted Stock Grant Targets
Warren F. Bryant	Chairman of the Board, President, and Chief Executive Officer	32,000

Richard W. Dreiling	Executive Vice President and Chief Operating Officer	13,000

Bruce E. Schwallie	Executive Vice President – Business Development and Managed Care	13,000

Steven F. McCann	Executive Vice President, Chief Financial Officer and Treasurer	13,000

Michael M. Laddon	Senior Vice President and Chief Information Officer	4,000

William J. Rainey	Senior Vice President, General Counsel and Secretary	8,000

Linda M. Watt	Senior Vice President – Human Resources	4,000

Todd J. Vasos	Senior Vice President and Chief Merchandising Officer	8,000

3. Option Grants to Certain Executive Officers

On February 28, 2005, stock options were granted under the Company’s 1995 Long-Term Incentive Plan to the following executive officers in the following amounts: Richard W. Dreiling (option to purchase 30,000 shares), Bruce E. Schwallie (option to purchase 30,000 shares), Steven F. McCann (option to purchase 30,000 shares), and Todd J. Vasos (option to purchase 20,000 shares). These options have an exercise price of $27.23 per share and vest in one-quarter increments per year starting on February 28, 2006. Form 4 Reports have also been filed for each of these option grants.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

1. Election of Donna A. Tanoue as Director

At its March 1, 2005 meeting, the Board of Directors, upon the recommendation of the Governance and Nominating Committee, approved the appointment of Donna A. Tanoue as a Class II Director of the Company. At this time, Ms. Tanoue is expected to be appointed to serve as a member of the Compensation Committee and the Audit and Finance Committee. Ms. Tanoue is not a party to any transaction described in Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries.

Donna A. Tanoue currently serves as Vice Chairman and Chief Administrative Officer of Bank of Hawaii. Ms. Tanoue joined Bank of Hawaii in 2002 as Vice Chairman of the Investment Services Group after serving as Chairman of the Federal Deposit Insurance Corporation (FDIC) in Washington, D.C. from 1998 through 2001. Bank of Hawaii, the primary subsidiary of Bank of Hawaii Corporation, is the largest independent financial institution in Hawaii. Bank of Hawaii is a lender under the Company’s existing credit facility.

A copy of the press release announcing Ms. Tanoue’s election to the Board of Directors is attached hereto as Exhibit 99.1.

2. Resignation of Duane E. Knapp as Director

At its March 1, 2005 meeting, the Board of Directors accepted the resignation of Duane E. Knapp from the Board, and elected him as Director Emeritus. A copy of the press release announcing Mr. Knapp’s resignation from the Board of Directors and election as Director Emeritus is attached hereto as Exhibit 99.2.

3. Director Nominees for the 2005 Annual Meeting of Stockholders

At its March 1, 2005 meeting, the Board of Directors, upon the recommendation of the Governance and Nominating Committee, approved a slate of candidates for the Company’s Board of Directors for election to the Board at the Company’s next annual meeting of stockholders, which is scheduled to be held on May 24, 2005. Leroy T. Barnes, Jr., Murray H. Dashe, and Donna A. Tanoue will stand for re-election at such annual meeting.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

The following exhibits are filed herewith:

99.1	Press release dated March 1, 2005 announcing the election of Donna A. Tanoue to the Board of Directors.

99.2	Press release dated March 1, 2005 announcing the resignation of Duane E. Knapp from the Board of Directors and the election of Duane E. Knapp as Director Emeritus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGS DRUG STORES CORPORATION

Dated: March 2, 2005	By:	/s/ William J. Rainey
William J. Rainey
	Its:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 1, 2005.

99.2	Press release dated March 1, 2005.